Contact:	Tom Ringo
VP & CFO
360.697.6626
Fax 360.697.1156 Nasdaq:POPEZ
NEWS RELEASE

FOR IMMEDIATE RELEASE

April 27, 2006

POPE RESOURCES REPORTS FIRST QUARTER NET INCOME OF $5.3 MILLION

Pope Resources (Nasdaq:POPEZ) reported net income of $5.3 million, or $1.11 per diluted ownership unit, on revenues of $16.1 million for the first quarter ended March 31, 2006. This compares to net income of $4.6 million, or 97 cents per diluted ownership unit, on revenues of $16.7 million for the comparable period in 2005.

Earnings before interest, taxes, depreciation, depletion, and amortization (EBITDDA) were $8.8 million for the current quarter versus $9.6 million for the comparable period in 2005.

“We enjoyed strong bottom-line results for the first quarter of 2006, reflecting a tight market for logs and disposition fees generated from our timberland management client,” said David L. Nunes, President and CEO.

Operating income generated by our Fee Timber segment increased to $6.2 million from $5.0 million in 2005, due to a 5% increase in average realized log prices and a decrease in depletion expense. Harvest volume for the first quarter of 2006 was 22 million board feet (MMBF) compared to 23 MMBF for the comparable quarter in 2005, consistent with our lower planned 2006 annual harvest of 58 MMBF compared to 2005’s total of 74 MMBF. The impact from these lower harvest volumes was offset by the higher log prices, which improved from $580 per thousand board feet (MBF) in 2005 to $608/MBF in 2006. As with other years in which snow limited access to many of our competitors’ lands during the winter, we took advantage of our year-round road system on the Hood Canal tree farm and chose to front-load our annual harvest volume to capture favorable log pricing. First quarter harvest volume represents 38% of our total planned harvest for 2006.

The decrease in current quarter depletion expense figured prominently in the improved operating income results for the Fee Timber segment, driven by lower harvest volume coming from a 2004 timberland acquisition which had a separate depletion cost pool that results in a high per-unit depletion expense when this timber is harvested. Operating results in 2006 contained a lower proportion of harvest volume from these high-depletion rate lands than was the case in 2005. Out of a planned 58 MMBF harvest for 2006, we expect approximately 7 MMBF of this total to come from the separate depletion pool.

Our Timberland Management & Consulting segment posted operating income of $1.3 million in the current quarter compared to $842,000 in first quarter 2005, resulting largely from nonrecurring disposition fees that will also translate to reduced management fee revenue for future quarters.

Based on $1 million of lower property sales revenues in the current quarter, our Real Estate segment generated an operating loss of $339,000 compared to operating income of $635,000 in 2005. We are currently expecting several Real Estate closings in 2006, including the first sales from both our Gig Harbor and Bremerton projects, which are anticipated to increase Real Estate’s operating income for the year above the prior year’s results.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage nearly 410,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at
www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; our ability to discover and to accurately estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be an important measure of operating profitability, particularly when comparing results between different timber-owning companies because there are varying methods of calculating depletion expense under GAAP. With different issuers employing various calculation methodologies, disclosure of EBITDDA can make it easier for the reader to make meaningful comparisons between the operating results and cash-generating capabilities of different timber companies.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONSOLIDATED STATEMENTS OF OPERATING DATA
(all amounts in $000's, except per unit amounts)

	Three months ended March 31,
	2006	2005

Revenues	$16,083	$16,656
Costs and expenses:
Cost of sales	(6,425)	(7,804)
Operating expenses	(3,478)	(3,181)
Interest, net	(309)	(717)
Cascade investment income	5
Total expenses	(10,207)	(11,702)
Income before income taxes and minority interest	5,876	4,954
Income tax expense	(445)	(247)
Income before minority interest	5,431	4,707
Minority interest	(133)	(101)
Net income	$5,298	$4,606

Weighted average units outstanding - Basic (000's)	4,635	4,561
Weighted average units outstanding - Diluted (000's)	4,754	4,730

Basic net income per unit	$1.14	$1.01
Diluted net income per unit	$1.11	$0.97

	CONSOLIDATED BALANCE SHEET DATA
	(all amounts in $000's)
	March 31,
	2006	2005

Assets:
Cash and short-term investments	$18,682	$4,472
Other current assets	7,232	3,802
Roads and timber	50,721	61,023
Properties and equipment	29,206	26,604
Other assets	600	1,112
Total	$106,441	$97,013
Liabilities and partners' capital:
Current liabilities	$4,675	$4,946
Long-term debt, excluding current portion	30,741	32,504
Other long-term liabilities	193	211
Total liabilities	35,609	37,661
Partners' capital	70,832	59,352
Total	$106,441	$97,013

RECONCILIATION BETWEEN NET INCOME AND EBITDDA
(all amounts in $000's)

	Three months ended
	31-Mar-06	31-Mar-05	31-Dec-05
Net income	$5,298	$4,606	$872
Added back:
Interest, net	309	717	539
Depletion	2,573	3,843	922
Depreciation and amortization	184	152	159
Income tax expense	445	247	435
EBITDDA	$8,809	$9,565	$2,927

RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
(all amounts in $000's)
	Three months ended
	31-Mar-06	31-Mar-05	31-Dec-05
Cash from operations	$4,697	$6,893	$6,656
Added back:
Change in working capital	3,768	1,994	-
Interest	309	717	539
Income tax expense	445	247	435
Less:
Change in working capital	-	-	(4,456)
Deferred profit	(275)	(152)	(81)
Cost of land sold	(13)	(134)	(90)
Unit compensation	(122)	-	(76)
EBITDDA	$8,809	$9,565	$2,927

	SEGMENT INFORMATION
	(all amounts in $000's)

	Three months ended
	31-Mar-06	31-Mar-05	31-Dec-05
Revenues:
Fee Timber	$13,724	$13,663	$5,194
Timberland Management & Consulting (TM&C)	2,024	1,614	2,641
Real Estate	335	1,379	1,072
Total	16,083	16,656	8,907
EBITDDA:
Fee Timber	8,876	8,911	2,544
TM&C	1,307	863	1,508
Real Estate	(305)	671	(10)
General & administrative	(1,069)	(880)	(1,115)
Total	8,809	9,565	2,927
Depreciation, depletion and amortization:
Fee Timber	2,644	3,869	950
TM&C	16	21	23
Real Estate	34	36	43
General & administrative	63	69	65
Total	2,757	3,995	1,081
Operating income (loss):
Fee Timber	6,232	5,042	1,594
TM&C	1,291	842	1,485
Real Estate	(339)	635	(53)
General & administrative	(1,004)	(848)	(1,134)
Total	$6,180	$5,671	$1,892

	SELECTED STATISTICS

	Three months ended
	31-Mar-06	31-Mar-05	31-Dec-05
Log sale volumes (thousand board feet):
Export conifer	347	2,756	952
Domestic conifer	18,449	16,103	5,373
Pulp conifer	2,675	2,653	1,338
Hardwoods	562	1,488	677
Total	22,033	23,000	8,340

	Three months ended
	31-Mar-06	31-Mar-05	31-Dec-05
Average price realizations (per thousand board feet):
Export conifer	$716	$661	$641
Domestic conifer	658	590	620
Pulp conifer	251	219	223
Hardwoods	598	627	561
Overall	608	580	554

Owned timber acres	114,513	115,103	117,000
Acres under management	291,925	527,316	439,000
Capital expenditures ($000's)		948	4,132
Depletion ($000's)	2,573	3,843	922
Depreciation and amortization ($000's)	184	152	159
Debt to total capitalization	31%	36%	34%

	QUARTER TO QUARTER COMPARISONS
	(Amounts in $000's)

	Q1 2006 vs. Q1 2005	Q1 2006 vs. Q4 2005

	Total	Total

Net income:
1st Quarter 2006	$5,298	$5,298
4th Quarter 2005		872
1st Quarter 2005	4,606
Variance	$692	$4,426

Detail of earnings variance:
Fee Timber:
Log price realizations (A)	$617	$1,190
Log volumes (B)	(561)	7,586
Production costs	(148)	(2,191)
Depletion	1,270	(1,651)
Other Fee Timber	11	(296)
Timberland Management & Consulting:
Management fee changes	(738)	(357)
Disposition fees	1,343	(45)
Other Timberland Mgmnt & Consulting	(156)	208
Real Estate:
Land sales	(808)	(560)
Other	(166)	273
General & administrative costs	(156)	130
Interest expense	208	196
Other (taxes, minority int., interest inc.)	(24)	(57)
Total change in net income	$692	$4,426

(A)	Price variance calculated by applying the change in price to current period volume.
(B)	Volume variance calculated by applying the change in sales volume to the average log sales price for the prior period.